Exhibit 99.1 - Press Release dated November 6, 2014

FOR IMMEDIATE RELEASE

RadNet Reports Record Third Quarter Financial Results and Adjusts Upwards 2014 Guidance Ranges for Revenue and Adjusted EBITDA(1)

•	Total Net Revenue (“Revenue”), Adjusted EBITDA(1) and Net Income (adjusted for extraordinary losses or gains) are the highest quarterly results in the Company’s history
•	Revenue increased 5.1%, from $175.2 million in the third quarter of 2013 to $184.1 in the third quarter of 2014
•	Adjusted EBITDA(1) increased 31.7%, from $25.4 million in the third quarter of 2013 to $33.4 in the third quarter of 2014
•	Earnings Per Share increased from a net loss of $(0.01) per share in the third quarter of 2013 to net income of $0.10 per share in the third quarter of 2014; Income Before Income Taxes increased $9.0 million (excluding non-recurring gains and losses on the sale and disposal of equipment) over last year’s third quarter
•	Aggregate and same-center procedural volumes increased 9.2% and 6.3%, respectively, from the third quarter of 2013; volumes continue to be enhanced by services provided to enrollees in state and privately managed health insurance exchanges
•	2014 guidance levels for Revenue and Adjusted EBITDA(1) are increased

LOS ANGELES, California, November 6, 2014 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 263 owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2014.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We are very pleased with our performance in the third quarter. We reported record quarterly Revenue, Adjusted EBITDA(1) and Net Income, all of which were substantial increases from last year’s third quarter. Benefits from our $30 million annualized cost savings program along with meaningful improvements in aggregate and same center procedural volumes drove this financial performance.”

Dr. Berger continued, “We continue to experience strong volumes from new patients enrolled in state and privately managed healthcare exchanges as part of the Affordable Care Act. Additionally, contribution from the small tuck-in acquisitions we recently completed and new capitation contracts we have begun servicing are also partially driving our improving top line performance. On the expense side, we incurred some additional costs during the quarter from the ramp-up of several newly acquired facilities, increased staffing and training of call center and front office personnel at certain California locations addressing greater patient volumes and from the continued implementation of our eRAD information technology solutions to several of RadNet’s regional operations. These additional costs were partially mitigated by our continued execution on $10 million of annualized additional cost savings we identified and announced several months ago.”

“In addition to the growth we are driving in our core imaging center business, we are continuing to pursue other avenues of expansion in newer initiatives such as the sale and licensing of our eRAD suite of information technology solutions, the provision of inpatient and outsourced professional radiology and management services and the establishment of joint ventures with hospitals and health systems. The traction we are experiencing with these newer lines of business gives me confidence that these initiatives will become more significant drivers of growth and future business opportunities,” added Dr. Berger.

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Third Quarter Financial Results

For the third quarter of 2014, RadNet reported Revenue of $184.1 million, Adjusted EBITDA(1) of $33.4 million and Net Income of $4.5 million, respectively. Revenue increased $8.9 million (or 5.1%), Adjusted EBITDA(1) increased $8.0 million (or 31.7%) and Net Income increased $4.9 million, respectively, over the third quarter of 2013. Per share Net Income for the third quarter was $0.10, compared to per share Net Loss in the third quarter of 2013 of $(0.01) (based upon a weighted average number of diluted shares outstanding of 44.0 million and 39.2 million for these periods in 2014 and 2013, respectively).

Affecting Net Income in the third quarter of 2014 were certain non-cash expenses and non-recurring items including: $433,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $112,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.3 million loss on the sale and disposal of equipment and tenant improvements; and $1.3 million of combined non-cash amortization and write-off of Deferred Financing Expense and discount on issuance and refinance of debt related to financing fees paid as part of our existing credit facilities.

For the third quarter of 2014, as compared to the prior year’s third quarter, MRI volume increased 8.0%, CT volume increased 11.9% and PET/CT volume increased 0.8%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.2% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2014 and 2013, MRI volume increased 5.6%, CT volume increased 10.3% and PET/CT volume decreased 1.6%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.3% over the prior year’s same quarter.

Nine Month Financial Results

For the nine months ended September 30, 2014, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $532.0 million, $94.5 million and $8.6 million (excluding the tax adjusted losses on extinguishment of debt and sale and disposal of equipment), respectively. Revenue increased $7.4 million (or 1.4%), Adjusted EBITDA(1) increased $13.5 million (or 16.7%) and Net Income increased $6.9 million (also excluding the tax adjusted losses on extinguishment of debt and sale and disposal of equipment), respectively, over the first nine months of 2013. Net Income for the nine month period ended September 30, 2014 was $0.20 per diluted share (excluding the tax adjusted losses on extinguishment of debt and sale and disposal of equipment), compared to Net Income of $0.04 per diluted share in corresponding nine month period of 2013 (based upon a weighted average number of fully diluted shares outstanding of 40.7 million and 39.9 million for these periods in 2014 and 2013, respectively).

Affecting Net Income in the nine months ended September 30, 2014 were certain non-cash expenses and non-recurring items including: $2.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $976,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.6 million loss on the sale of certain capital equipment; $4.4 million of combined non-cash amortization and write-off of Deferred Financing Expense and discount on issuance and refinance of debt related to financing fees paid as part of our existing credit facilities; and $15.9 million loss on the extinguishment of debt related to the Company’s March 25, 2014 refinancing of its senior unsecured notes with a new second lien term loan.

2014 Guidance Update

RadNet updates the previously announced 2014 fiscal year guidance ranges as follows:

	Original 2014 Guidance	Revised Guidance After 3rd Quarter 2014
Revenue (a)	$700 - $730mm	$730-$745mm
Adjusted EBITDA(1)	$110 - $120mm	$123-$128mm
Capital Expenditures (b)	$40 - $45mm	$50 - $52mm
Cash Interest Expense	$38 - $42mm	$40 – 42mm
Free Cash Flow Generation (c)(2)	$30 - $40mm	$30 - $36mm

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

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Dr. Berger highlighted, “Based upon the strong third quarter results along with continuing confidence we have about the remainder of 2014, we have increased our Revenue and Adjusted EBITDA(1) guidance levels for 2014 from the original guidance levels set at the beginning of the year as well as from the increased levels we set after each of the first and second quarters. We continue to experience strong volumes, particularly on the West Coast where there has been a disproportionately high participation in the state run and privately managed healthcare exchanges. In response to this, we increased our capital spending to provide additional capacity and access, and to accommodate further expected patients from the Affordable Care Act open enrollment, which begins on November 15th. It was recently estimated by the Los Angeles Times that in California, within its Covered California insurance exchange, participation is expected to increase from the current 1.2 million enrollees to 1.7 million enrollees after open enrollment.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2014 results on Thursday, November 6th, 2014 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, November 6, 2014

Time: 10:30 a.m. Eastern Time

Dial In-Number: 800-306-6784

International Dial-In Number: 913-312-1378

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=111721 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 8962332.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

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About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 263 fully-owned and operated outpatient imaging centers. RadNet’s core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2014 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$274	$8,412
Accounts receivable, net	155,011	133,599
Current portion of deferred tax assets	16,692	13,321
Prepaid expenses and other current assets	25,272	21,012
Total current assets	197,249	176,344
PROPERTY AND EQUIPMENT, NET	225,597	218,547
OTHER ASSETS
Goodwill	200,304	196,395
Other intangible assets	48,392	50,042
Deferred financing costs, net of current portion	6,682	8,735
Investment in joint ventures	27,474	28,949
Deferred tax assets, net of current portion	39,004	39,914
Deposits and other	3,817	3,650
Total assets	$748,519	$722,576

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$100,931	$106,316
Due to affiliates	1,120	2,655
Deferred revenue	1,948	1,344
Current portion of notes payable	19,558	3,103
Current portion of deferred rent	2,256	1,896
Current portion of obligations under capital leases	5,708	3,075
Total current liabilities	131,521	118,389

LONG-TERM LIABILITIES
Deferred rent, net of current portion	19,282	18,989
Revolving Credit Facility	25,100	–
Notes payable, net of current portion	555,920	572,669
Obligations under capital lease, net of current portion	7,573	2,779
Other non-current liabilities	6,505	7,540
Total liabilities	745,901	720,366

STOCKHOLDERS' EQUITY
Common stock - $.0001 par value, 200,000,000 shares authorized; 2,703,602, and 40,089,196 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	4	4
Paid-in-capital	177,141	173,622
Accumulated other comprehensive loss	(88)	(50)
Accumulated deficit	(176,485)	(173,656)
Total RadNet, Inc.'s stockholders' equity (deficit)	572	(80)
Noncontrolling interests	2,046	2,290
Total stockholders' equity	2,618	2,210
Total liabilities and stockholders' equity	$748,519	$722,576

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$171,098	$165,373	$498,536	$496,424
Provision for bad debts	(7,532)	(7,033)	(21,945)	(20,810)
Net service fee revenue	163,566	158,340	476,591	475,614
Revenue under capitation arrangements	20,493	16,848	55,426	49,034
Total net revenue	184,059	175,188	532,017	524,648
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	153,000	151,770	445,838	450,030
Depreciation and amortization	14,423	14,762	45,193	44,050
Loss on sale and disposal of equipment	1,289	(5)	1,581	357
Severance costs	112	72	976	312
Total operating expenses	168,824	166,599	493,588	494,749
INCOME FROM OPERATIONS	15,235	8,589	38,429	29,899
OTHER INCOME AND EXPENSES
Interest expense	10,395	11,052	32,503	34,542
Meaningful use incentive	–	–	(1,762)	–
Equity in earnings of joint ventures	(2,009)	(1,617)	(4,722)	(4,481)
Gain on sale of imaging centers	–	–	–	(2,108)
Loss on early extinguishment of Senior Notes	–	–	15,927	–
Other expenses	6	4	4	152
Total other expenses	8,392	9,439	41,950	28,105
INCOME (LOSS) BEFORE INCOME TAXES	6,843	(850)	(3,521)	1,794
(Provision for) benefit from income taxes	(2,334)	483	911	(766)
NET INCOME (LOSS)	4,509	(367)	(2,610)	1,028
Net income attributable to noncontrolling interests	58	100	219	151
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$4,451	$(467)	$(2,829)	$877

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$(0.01)	$(0.07)	$0.02

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$(0.01)	$(0.07)	$0.02
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	41,644,606	39,235,863	40,734,083	39,105,522
Diluted	44,033,580	39,235,863	40,734,083	39,886,140

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(2,610)	$1,028
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	45,193	44,050
Provision for bad debts	21,945	20,810
Equity in earnings of joint ventures	(4,722)	(4,481)
Distributions from joint ventures	7,358	5,624
Deferred rent amortization	653	2,893
Amortization of deferred financing costs	1,708	1,676
Write off of deferred loan costs due to refinance	665	–
Amortization of bond and term loan discounts	2,071	1,651
Loss on sale and disposal of equipment	1,581	357
Loss on early extinguishment of Senior Notes	15,927	–
Gain on Sale of Imaging Centers	–	(2,108)
Stock-based compensation	2,069	2,045
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(42,887)	(25,096)
Other current assets	(4,754)	(1,504)
Other assets	(72)	172
Deferred taxes	(2,461)	575
Deferred revenue	604	175
Accounts payable and accrued expenses	(8,225)	(5,357)
Net cash provided by operating activities	34,043	42,510
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(9,428)	(5,918)
Purchase of noncontrolling interests	(196)	–
Purchase of property and equipment	(33,895)	(39,291)
Proceeds from sale of equipment	766	510
Proceeds from sale of imaging facilities	–	3,290
Proceeds from sale of joint venture interests	–	2,640
Equity contributions in existing joint ventures	(1,161)	(1,803)
Net cash used in investing activities	(43,914)	(40,572)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(16,733)	(7,476)
Proceeds from borrowings	210,000	35,122
Payments on Senior Notes	(211,344)	–
Deferred financing costs	(6,650)	(432)
Net proceeds (payments) on revolving credit facility	25,100	(29,600)
Distributions to noncontrolling interests	(148)	(11)
Proceeds from issuance of common stock upon exercise of options/warrants	1,546	469
Net cash provided by (used in) financing activities	1,771	(1,928)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(38)	(104)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,138)	(94)
CASH AND CASH EQUIVALENTS, beginning of period	8,412	362
CASH AND CASH EQUIVALENTS, end of period	$274	$268

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$32,389	$26,614

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2014	2013

Net Income Attributable to RadNet, Inc. Common Shareholders	$4,451	$(467)
Plus Provision for Income Taxes	2,334	(483)
Plus Other Expenses	6	4
Plus Interest Expense	10,395	11,052
Plus Severance Costs	112	72
Plus Loss (Gain) on Sale of Equipment	1,289	(5)
Plus Depreciation and Amortization	14,423	14,762
Plus Non Cash Employee Stock Compensation	433	463
Adjusted EBITDA(1)	$33,443	$25,398

	Nine Months Ended
	September 30,
	2014	2013

Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$(2,829)	$877
Plus Provision for (Benefit From) Income Taxes	(911)	766
Plus Other Expenses (Income)	4	152
Plus Loss on Early Extinguishment of Senior Notes	15,927	–
Plus Interest Expense	32,503	34,542
Plus Severance Costs	976	312
Plus Loss on Sale of Equipment	1,581	357
Plus (Gain) on Sale of Imaging Centers	–	(2,108)
Plus Depreciation and Amortization	45,193	44,050
Plus Non Cash Employee Stock Compensation	2,069	2,045
Adjusted EBITDA(1)	$94,513	$80,993

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PAYOR CLASS BREAKDOWN**

Third Quarter
2014

Commercial Insurance	57.1%
Medicare	21.5%
Capitation	10.7%
Medicaid	3.3%
Workers Compensation/Personal Injury	4.1%
Other	3.3%
Total	100.0%

**Percentages based upon Net Revenue before deducting Bad Debt.

RADNET PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year	Full Year	Full Year
	2014	2013	2012	2011	2010

MRI	36.2%	36.3%	35.5%	35.1%	34.3%
CT	15.4%	15.5%	16.0%	16.1%	17.5%
PET/CT	5.6%	5.6%	5.9%	6.0%	6.1%
X-ray	10.2%	10.5%	10.3%	10.1%	10.1%
Ultrasound	11.2%	11.0%	10.9%	10.9%	11.0%
Mammography	16.3%	15.7%	16.0%	15.9%	16.0%
Nuclear Medicine	1.4%	1.5%	1.5%	1.6%	1.7%
Other	3.5%	3.9%	4.0%	4.2%	3.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, eRAD, Imaging on Call, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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